UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  August 5, 1996


                                  XPLORER, S.A.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


Nevada                              0-17874                    95-4280610
- -------------------------------------------------------------------------
(State or other             (Commission File Number)      (I.R.S. Employer
jurisdiction of                                            Identification
incorporation)                                              Number)


             4750 Kelso Creek Road, Weldon, California,  93283
        ----------------------------------------------------------
                  (Address of principal executive offices)

    Registrant's telephone number, including area code: (619) 378-3936


                             GERANT INDUSTRIES, INC.
        ----------------------------------------------------------
                 (Former name, if changed since last report)


    1875 Century Park East, Suite 2130, Los Angeles, California  90067
   --------------------------------------------------------------------
                 (Former address, if changed since last report)


Total Sequentially numbered pages in this document:____14__

Exhibit index page number:   ___11__

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

The Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California on March 1, 1994, as BK. No. LA94-17852-AA, and has operated as a debtor-in-possession. On July 17, 1996, the United States Bankruptcy Court confirmed the Company's Third Amended
Plan of Reorganization.  The Order  Confirming   the Debtor's Third Amended
Plan of Reorganization was entered on July 24, 1996.

                    Third Amended Plan of Reorganization

Attached as Exhibit "A" in the Disclosure Statement For Debtors Third Amended Plan of Reorganization (the "Plan"). The following is a summary of the Plan and accordingly only represents the material provisions of the Plan.

The Debtor's Plan contemplates the capitalization of the Reorganized Debtor by way of :

A.     A transaction with certain holders of Units of Beneficial Interest
(UBIs) in the Atlantic Pacific Trust ("Atlantic") whereby holders of approximately 500,000 UBIs with an estimated value of approximately $25,000,000 would exchange their interests on the Effective Date of the Plan (August 5, 1996) for 1,250,000 shares of Preferred Stock of the Reorganized Debtor (XPLORER).

B. Holders of approximately $25,000,000 face value of UBI Debtor Notes were provided the opportunity to exercise their conversion rights and convert their UBI Debtor Notes into approximately 12,500,000 shares of Common Stock in XPLORER.

C. Holders of Gerant Industries, Inc. securities will share pro rata in a distribution of 400,000 shares of Common Stock in XPLORER. Each share of such Common Stock shall have one warrant attached for the purchase of one share of the common stock of XPLORER, S.A. one year from the Effective Date of the Plan, at 70% of the market asking price.

D. Certain classes of creditors were given the right to elect common shares in XPLORER in lieu of cash in satisfaction of their claims.

The Plan also provided that, the Reorganized Debtor could file a Restated Articles of Incorporation which among other provisions would change its name from Gerant Industries, Inc. to XPLORER, S.A. (see Exhibit B).

Prior to Confirmation and with Bankruptcy Court approval, the Debtor borrowed approximately $355,000 from Atlantic in order to fund the Debtors' cash obligations under the Plan. The specific treatment of Creditors and Interest holders under the Plan is described below.

After the effective date of the Plan, the Reorganized Debtor (XPLORER) will operate as a capital management corporation specializing in the capitalization of business operations in which XPLORER will have an ownership interest. XPLORER will also pursue the optimization of the Debtor's assets, including the collection of certain notes receivable and the Marutuka Judgment "see Marutaka Judgement".

TREATMENT OF CLAIMS.

Under the Plan, Claims were divided into seven (7) separate classes and treated as follows:

CLASS 1
Priority Claims which consist of pre-petition Claims for wages shall be paid in cash equal to the allowed amount thereof on the effective date. The Company estimates that there are no Priority Claims.

CLASS 2
Claims of Plaza One Realty Limited Partnership shall be treated in accordance with the terms of that certain Order Approving Sale of Interest In United Realty Group, Inc., and United Realty Group, L.P. and For Authority to Compromise Controversy entered by the Bankruptcy Court on August 8, 1994. In summation, this claim was resolved during the bankruptcy in a transaction whereby all of the Debtor's obligations to Plaza One Realty Limited Partnership were extinguished. Furthermore, in exchange for its assignment to Plaza One Realty Limited Partnership of its interest in United Realty Group, Inc. shares and the 1,755,041 limited partnership units, the Debtor received $100,000 in cash plus $500,000 in Preferred Units of United Realty Group, L.P. and $400,000 of notes from Plaza One Realty Limited Partnership bearing interest at 8% per annum.

CLASS 3
Claims representing Secured Claims of the Debtor were granted relief from the automatic stay of section 362 of the U.S. Bankruptcy Code to foreclose and collect upon their collateral. The Company estimates that there are no Secured Claims.

CLASS 4
Claims representing the General Unsecured Claims of the Debtor shall receive fifteen cents ($.015) cash for each dollar of its Allowed Claim up to a maximum total payout of $150,000 for all Class 4 claimants. Alternatively, each Class 4 claimant may elect to receive one share of common stock in the Reorganized Debtor (XPLORER, S.A.) for each $4.00 of its Allowed Claim. The Company estimates Class 4 Allowed Claims to be approximately $1.2 million and that approximately $100,000.00 in cash will be paid and approximately 150,000 shares of Common Stock in XPLORER, S.A. will be issued in satisfaction of Class 4 Allowed Claims.

CLASS 5
Claim representing the Allowed Claim of Longina Ben-Shmuel shall receive in complete and final satisfaction of her Allowed Claim for $500,000.00, the sum of $75,000.00 in cash and 145,667 shares of
Common Stock in XPLORER, S.A.

CLASS 6
Interest holders representing holders of Series A Preferred
Stock will be deemed to have exercised their conversion privilege prior to the filing of the case and the common stock deemed received will be treated as Class 7 Interests.

CLASS 7
Interest holders representing each share of common stock of the Debtor, including the Class 6 common shares deemed received, shall receive a Pro

Rata distribution of 400,000 shares of common stock in XPLORER, S.A.
Each share of such common stock shall have one warrant attached for the purchase of one share of the common stock of XPLORER, S.A. one year from the Effective Date of the Plan, at 70% of the market asking price. Such warrant must be exercised within 30 days of August 5, 1997. Pursuant to section 1143 of the United States Bankruptcy Code, CLASS 6 and Class 7 Interest holders must surrender their certificates representing the securities of the Debtor within one (1) year of the Confirmation Date as a condition to receiving the securities pursuant to the Plan.

TREATMENT OF CERTAIN UNCLASSIFIED CLAIMS.

General Administrative Claims
Except as set forth below, the holders of Allowed Claims entitled to priority under section 507(a) (1) and (2) or section 503 of the United States Bankruptcy Code, shall receive cash in the amount of such claim on or about the Effective Date of the Confirmed Plan of Reorganization, unless a claimant elects other treatment. Professionals who have rendered services to the Debtor in the Chapter 11 case may elect to be paid in common stock of Xplorer, S.A. at the rate of one share per dollar of claim allowed by the United States Bankruptcy Court. Holders of Claims for accrued administrative wages totaling approximately $254,000 shall receive on a pro rata basis, 150,000 shares of the Common Stock of XPLORER, S.A. in complete satisfaction of their Claims.

Special Administrative Claims.
CD Financial, Inc., a Nevada corporation, will receive 750,000 shares of the Common Stock of XPLORER, S.A. as a finder's fee and for its professional services in putting the financial transactions together as reflected in the Plan of Reorganization, engaging market makers and assisting in the process of re-listing XPLORER on the NASDAQ Small Cap Market.

Holders of Loan Debtor Notes
Holders of Loan Debtor Notes representing $355,000 in cash borrowed by the Debtor during the course of the Chapter 11 ("Loan Debtor Notes") may elect to (a) be paid by XPLORER, S.A. in accordance with the terms of the Loan Debtor Notes or, (b) exchange the Loan Debtor Notes for Units of XPLORER, S.A. Securities at the rate of $1.00 face value of Debtor Note for every one (1) Unit of XPLORER, S.A. Securities. One Unit of XPLORER, S.A. shall consist of one share of common stock of XPLORER, S.A. and one Class A warrant to purchase one share of common stock of XPLORER, S.A. at the price of $2.00 at any time within five years from the Effective Date of the Plan and one Class B warrant to purchase common stock of XPLORER, S.A. at the price of $3.00 at any time within five years from the Effective Date of the Plan.

Amendment To Charter Documents Of Debtor And Other Matters.
- -----------------------------------------------------------

Cancellation of Securities of the Debtor

On the Effective Date, except as otherwise provided herein, all outstanding instruments and securities representing Claims or Interests in the Debtor and any rights to acquire Interests in the Debtor shall be deemed canceled and of no further force or effect, without any further action on the part of the Bankruptcy Court or any person. The holders of such canceled instruments, securities, and other documents shall have no rights arising from or relating to such instruments, securities or other documents or the cancellation thereof, except the rights provided pursuant to the Plan.

Amendment to Charter Documents
On the Effective Date, the board of directors of the Reorganized Debtor shall be authorized to amend the Articles of Incorporation and Bylaws to accomplish the following:

a. Change the Debtor's name to XPLORER, S.A. of such name as the board of directors determines.
b. Change the place of incorporation of the Reorganized Debtor to any State or Territory of the United States or to any foreign jurisdiction.
c.     Authorize the issuance of 60,000,000 shares of common stock.
d. Authorize the issuance of 15,000,000 shares of preferred stock. The board of directors shall determine in its discretion the par value, rights, preferences, privileges, and restrictions granted to or imposed on such shares.
e. In accordance with section 1123(a)(6) of the Code, the Reorganized Debtor shall adopt an amendment to its Articles of Incorporation that shall contain provisions that prohibit the issuance of nonvoting equity securities to Creditors or shareholders of the Debtor.
f. Carry out a stock split or reverse stock split, which may provide that the shares of odd lot shareholders (those holding less than 100 shares after a reverse stock split) may be rounded pursuant to a board of directors resolution and which stock split may be discriminatory as compared to non-odd lot shareholders, or may be paid in cash.
g.     Establish an employee stock option and/or stock bonus plan.
h.     Effect a quasi-reorganization for accounting purposes.
i.     Change the Reorganized Debtor's fiscal year end.
j. Issue shares, warrants or other securities to carry out a merger, acquisition or any other transaction contemplated in the Plan without solicitation of or notice to shareholders.
k. Prohibit any governmental taxing authority from charging any transfer, sales, or any other type of fee or tax pursuant to a corporate action made in consummation of the Plan.
l. Take all action necessary and appropriate to carry out the terms of the Plan.
m. Amend the Debtor's Articles of Incorporation and/or Bylaws to provide the maximum indemnification or other protections to the Reorganized Debtor's officers and directors that is allowed under applicable law.
n. Without shareholder approval, take any and all action necessary or appropriate to effectuate any amendments to its Certificate of Incorporation and/or Bylaws called for under the Plan and the board of directors and officers of the Reorganized Debtor shall be authorized to execute, verify, acknowledge, file and publish any and all instruments or documents that may be required to accomplish same.

Executory Contracts
Except for those executory contracts assumed by the Debtor prior to Confirmation, the Debtor hereby rejects any and all executory contracts including, but not limited to, leases, warrants to purchase stock of the

Debtor, employees' stock option or profit sharing plans and all other stock options outstanding, which were, or which are claimed to be, or to have been in existence at any time during the course of this case or before this case was filed. Any Claims arising out of the rejection of executory contracts or leases under Article VII must be filed with the Court within thirty (30) days after Confirmation or be forever barred. A separate notice will be sent by the Debtor upon Confirmation to the holders of contracts to be rejected advising them of the deadline for filing Claims.

MANAGEMENT OF REORGANIZED DEBTOR.
- ---------------------------------
The Board of Directors of the Reorganized Debtor shall consist of Thomas C. Roddy, P.E., Steven B. Mortensen, Jon Bice, Joyce Jane Pellet and Benjamin
C. Rice, J.D. Members of the Board of Directors of the Reorganized Debtor shall receive compensation of $150 per meeting. In addition to the compensation indicated below for each officer and director, the officers and directors of the Reorganized Debtor shall divide equally a bonus approved by the Board of Directors, not to exceed ten percent (10%) of the net profit of XPLORER.

Thomas C. Roddy, P.E.
Director, President and Chief Executive Officer

Mr. Roddy is a registered civil engineer in the State of California. He received a B.S. in civil engineering from California State University, Fresno in 1978. From 1978 through 1985 he was the senior engineer for Boyle Engineering Corporation, Bakersfield, California. From 1985 through 1996 Mr. Roddy has been a consulting engineer in Bakersfield, California. His engineering experience is extensive and includes experience as project manager/engineer for various mining projects in California and Nevada, engineering superintendent for construction of the Aman Power Plant near Modesto, California, extensive experience in road, sewer water, and drainage system design, and engineering services related to Santa Fe Energy Company for the construction of enhanced recovery facilities. He is a member of the American Society of Civil Engineers, the Society of Petroleum Engineers, the American Petroleum Institute, and the Kern County Air Pollution Control District Hearing Board.

Steven B. Mortensen
Director, Secretary, and Chairman

Mr. Mortensen majored in computer science and math at Brigham Young University. More recently, Mr. Mortensen has been the project estimator and marketing director for Life Style Homes Inc. and Mortensen Construction, Inc. In that connection, Mr. Mortensen is responsible for all cost containment and keeps the company's profit margins at a maximum by monitoring all price fluctuations and job costs carefully. He prepares and submits all the necessary paperwork to regulatory agencies for approval.
He is responsible for keeping all housing construction projects in compliance with OSHA, VA, FHA, city, county, state and federal agencies.
As marketing director for Lifestyle Homes, Inc. and Mortensen Construction, Mr. Mortensen directed the marketing strategies that have kept these companies in the top ten largest construction companies in his area. Mr. Mortensen is also a trustee of Atlantic Pacific Trust. As trustee in trust for Atlantic, Mr. Mortensen is responsible for asset management and the compilation of financial documents to obtain certified financial statements for Atlantic. Mr. Mortensen works jointly with the other trustee of Atlantic in managing the affairs of this diversified and fast growing trust. Mr. Mortensen is also a CO-trustee of the Rocky Mountain Trust. In that capacity he is solely responsible for asset management and all investments of that trust. Previously Mr. Mortensen has been project coordinator for Mortensen Construction; a senior vice president of the "B" paper division of Trump Mortgage Group Inc.; President of North Star Industries, a mining, residential and commercial contractor, commercial real estate financing and land and business acquisition corporation; President of ESMI Corporation, an energy, securities and mineral investment corporation; President and owner of Hillcrest Development, a land and mine development company; President and owner of MOR Investments, a real estate investment company; Sales and Marketing Director of Mortensen Construction and Lifestyle Homes, Inc.

Jon W. Bice
Director, Treasurer and Chief Financial Officer

Jon W. Bice is 51 years of age. He has operated his own accounting and tax business since 1971. He prepares over 600 individual tax returns, 40 corporate returns, and 15 partnership returns per year. His tax practice is national with clients in 29 states.

His accounting clients have ranged from small individual business to $100 million multi-national corporations. These clients are located across the nation, though a majority are located in California and Colorado. He is licensed to practice before the Internal Revenue Service and the United States Tax Court on tax matters. He performs an estimated annual average of 100 to 125 tax examination audits. Mr. Bice has been the CFO for other corporations in the past. These ranged in size from $36 million per year in sales to $100 million in international sales.

Joyce Jane Pellet
Director

Ms. Pellet presently serves as trustee of Bedrock Trust, which owns and manages several rental properties. She also actively serves as trustee for Sequoia Trust and is co-trustee of Atlantic Pacific Trust. Ms Pellet presently serves as treasurer and director of EMTEC, Inc. Previously Ms. Pellet has owned and managed income producing properties. She has served as trustee of various trusts and worked as financial account manager for various corporations.

Benjamin C. Rice, J.D.
Director

Mr. Rice is an attorney licensed to practice in the State of California.
He received a B.S. in psychology and economics from Brigham Young University in 1964 and a juris doctor degree from Golden Gate University in 1971. He has been engaged in the private practice of law since 1988 specializing in constitutional law, trust, tax law, asset protection and mining law. He serves as corporate counsel for several corporations and trusts including Atlantic Pacific Trust and EMTEC, Inc. Previously, Mr. Rice has been a law professor at National University and has served as general counsel for an operating mining company.

POST-REORGANIZATION OPERATION OF REORGANIZED DEBTOR
- ---------------------------------------------------

STATEMENT RE XPLORER.

The Reorganized Debtor (XPLORER) will be a capital management corporation, specializing in the capitalization of business organizations in which XPLORER has an ownership. The business strategy of XPLORER will be to: a) Exchange stock for ownership of various income producing business organizations to increase the income and asset base, b) Capitalize startup companies utilizing technology related to XPLORER, c) Issue surety, d) Provide various types of financing, e) Provide technology and/or management to those business organizations that have, in the opinion of management, a high potential for profit at a reasonable risk. XPLORER does not plan to operate any of the business operations in which it has an interest. The primary asset of XPLORER on the Effective Date of the Plan will be 1,005,000 Units of Beneficial Interest of Atlantic Pacific Trust which were contributed to capitalize XPLORER. XPLORER will also have the Debtor's assets and intends to pursue the collection of certain notes and litigation, including the Marutaka Judgment.

STATEMENT RE ATLANTIC PACIFIC TRUST.

Atlantic Pacific Trust ("Atlantic") is an irrevocable trust which was formed on June 1, 1994 by and between Sequoia Trust and Rocky Mountain Trust whereby said Trusts contributed 100% of their ownership in Nevada Trust, S.A. to Atlantic. The Trustees of Atlantic are Steven B. Mortensen, William M. Moreland and Joyce J. Pellett. Nevada Trust, S.A. held as its principal asset, certain mining claims referred to as the Evening Star property in the Green Mountain Mining District (aka Piute Mining District) Kern County, California. According to the November 30, 1993 audited financial statements of Nevada Trust, S.A., the value of the gold ore reserves held by Nevada Trust, S.A. are estimated at $165 million Proven Reserves and $874 million Probable Reserves. According to the November 30, 1993 financial statement. This financial statement is based upon a geological report by Precious Metals Exploration dated December 9, 1989 (the "Geological Report"). A copy of a summary of the findings reported in the Geological Report from Precious Metals Exploration is attached to the Disclosure Statement for Debtors Third Amended Plan of Reorganization.

The operations of Atlantic were capitalized through the issuance of Units of Beneficial Interest ("UBIs"), issued and to be issued for cash or assets as per trust minutes and recorded in the register of the Trust Beneficiaries. Such holders of UBIs are bound by the provisions of the Declaration of Trust and are entitled to participate only as a Beneficiary in all distributions of cash or gold bullion in the proportion which the number of units held bears to the total number of units issued and outstanding. Holders of UBI's do not have the right to ask for a partition of the Trust Property, nor do UBI Holders have any interest in any portion of the Trust Property, possessing only an interest in the distributions. Of the two million, thirty thousand and sixty (2,030,060) UBIs issued and outstanding on the Effective Date of the Plan, approximately one million, five thousand (1,005,000) or about forty-nine percent (49%) had been contributed by holders to capitalize the Reorganized Debtor (Xplorer).

The exploration, development and production of the Proven and Probable reserves of Atlantic is being financed through the sale of UBIs, forward bullion sales and the sale of Industrial Revenue Bonds in Europe. Atlantic has contracted with EMTEC, Inc. to conduct all exploration development and production activities including all permitting, the design, construction and operation of a pilot mill, the design, construction and operation of a full production mill, and the processing of all precious metal ores blocked out by the geologists. It is planned that the development and production activities will begin in the second quarter of 1997, with initial distributions to UBI holders anticipated during the third quarter of 1997.

THE MARUTAKA LITIGATION.

On August 2, 1991, Gerant Industries, Inc. ("Gerant") entered into an Amendment to the Stock Purchase Agreement (the "Agreement") with Hajime Wada, the controlling shareholder of Marutaka Co., Ltd. (the "Seller"), and Marutaka Co., Ltd. ("Marutaka"), to amend the Stock Purchase Agreement dated June 27, 1991. Marutaka is principally engaged in the leisure, entertainment and real estate industries in Japan. The Agreement contemplated that the Gerant would acquire 100% of the capital stock of Marutaka in exchange for 5,000,000 shares of Gerant common stock and shares of Gerant's Series B preferred stock such that upon conversion, the Seller would own 52% of the issued and outstanding common stock of Gerant, after giving effect to the exercise of all stock options and warrants outstanding, the conversion of Series A preferred stock, and the aforementioned 5,000,000 shares of common stock. The Series B preferred stock had the right to elect a majority of the board of directors, and had certain voting rights and conversion privileges, and was never issued. Pursuant to the Agreement, at the "First Closing" in September 1991, the 5,000,000 shares of common stock were issued into an escrow account. In May 1992, the Seller and Marutaka unilaterally terminated the Agreement with Gerant.

During September 1992, Gerant filed a lawsuit against the Seller and Marutaka for breach of contract and various other torts in the United States District Court for the Central District of California, Case No. CV
92-76460 SVW (EEx).   Thereafter, the Gerant received a judgment against
Marutaka Company, Ltd.; Haiu Redevelopment Company, Ltd.; Hollywoodland Tokyo, Ltd.; and Hajime Wada in the amount of $52,018,909. Xplorer intends to pursue collection of the Marutaka Judgment and is currently evaluating the most efficient and effective manner in which to proceed.

Financial Projections For Reorganized Debtor.

A three (3) year proforma statement of income has been prepared by management of the Debtor and is attached as Exhibit 1.1 under ITEM 7. (b). The projections are based on revenues from the distributions to be received on account of the Units of Beneficial Interest of Atlantic which were contributed to capitalize the XPLORER and certain other income including the resolution of the Marutaka Judgement and anticipated investment income from the investment of cash received in settlement of the Marutaka Judgement and collection of the URG Note Preferred Units. No revenue has been projected from any other future business operations or acquisitions.

The proforma financial projections attached as Exhibit 1.1 under ITEM 7.(b) represent an estimate of future events that may or may not occur. It is probable that some of the assumptions on which the financial projections are based will not materialize and that unanticipated events and circumstances will occur which will affect these projections. Therefore, there can be no assurance, and no representation or implication is made, that the financial projections or related assumptions will constitute an accurate reflection of the actual operating cash flow of the Reorganized Debtor during the periods indicated and the financial projections should not be relied upon as assurances of the actual results that will be obtained. No investor should invest in securities of this type unless they are financially able to lose part or all of their investment.

                     FINANCIAL INFORMATION (UNAUDITED)

Information as to the Company's Balance Sheet as of August 5, 1996 (the "Effective Date" of the Plan) is presented below.

                                 XPLORER, S.A.
                                 BALANCE SHEET
                             as of August 5, 1996
                                  (Unaudited)

ASSETS
Current Assets
   Cash                                                    $    336,409
   United Realty Group - Preferred Units                        500,000
   Receivables                                                   55,000
                                                           ------------
                                                                891,409

Note Receivable Plaza Realty One                                400,000
Receivable - Symtek Bankruptcy                                   16,000
Units of Beneficial Interest - Atlantic Pacific Trust        50,250,000
Net Fixed Assets                                                  2,917
                                                           ------------

          Total Assets                                     $ 51,560,326
                                                           ------------
LIABILITIES
Accrued Legal Fees and Administrative expenses             $    297,607
Prepetition Obligations to Unsecured Creditors                  150,000
                                                           ------------
          Total Liabilities                                     447,607
                                                           ------------
STOCKHOLDERS EQUITY
Preferred Stock, $20 stated value; authorized 15,000,000
  shares; issued and outstanding 1,043,100 shares;
  non-redeemable; convertible; cumulative dividend           20,862,000
Common Stock, $.001 par value; authorized 60,000,000
   shares; issued and outstanding 15,954,000 shares              15,954
Paid in Surplus                                              30,231,432
Retained Earnings                                                 3,333
                                                           ------------
          Total Stockholders Equity                          51,112,719
                                                           ------------
          Total Liabilities and Stockholders Equity        $ 51,560,326
                                                           ------------

Prepared from the books and records without audit or review by outside auditors.

ITEM 7.     FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION
            AND EXHIBITS


     (b)     PRO FORMA FINANCIAL INFORMATION:

               1.1  XPLORER, S.A.
                    Proforma Statements of Income
                    For the three years after the Effective Date

     (c)     EXHIBITS:

               2.1 Disclosure Statement For Debtor's Third Amended Plan of Reorganization

               2.2     Order Confirming Debtor's Third Amended Plan of
                       Reorganization

               2.3     Restated Articles of Incorporation

                                  SIGNATURES
                                  ----------

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        XPLORER, S.A.
                                    -----------------------------
                                        (Registrant)



Date:   September 5, 1996         By:
                                     ---------------------
                                     Thomas C. Roddy
                                     President and Chief Executive Officer

ITEM 7.     FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION
            AND EXHIBITS


     (b)    PRO FORMA FINANCIAL INFORMATION:

               1.1  XPLORER, S.A.
                    Proforma Statements of Income
                    For the three years after the Effective Date



The proforma financial projections attached as Exhibit 1.1 under this ITEM 7.(b) represent assumptions and estimates of future events that may or may not occur. It is probable that some of the assumptions on which the financial projections are based will not materialize and that unanticipated events and circumstances will occur which will affect these projections. Therefore, there can be no assurance, and no representation or implication is made, that the financial projections or related assumptions will constitute an accurate reflection of the actual operating results of the XPLORER during the periods indicated and the financial projections should not be relied upon as assurances of the actual results that will be obtained. These projections only represent what Management believes may occur based upon their knowledge and beliefs at this time. Accordingly, no investor should invest in securities of this type unless they are financially able to lose part or all of their investment.

ITEM 7. (b) 1.1

XPLORER, S.A. (Reorganized Debtor)
Proforma Statement of Income (1)
(In whole dollars)                                Year 1       Year 2      Year 3
                                               ----------   ----------  ----------
Revenue
  Distributions from Atlantic
  Pacific Trust (2)                                93,000   2,542,683   2,992,704
  Other Income                                    500,000   2,625,000   2,826,250
                                               ----------------------------------
     Total Revenue                                593,000   5,167,683   5,818,954

Costs and Expenses:
  Officers Salaries                               174,000     374,400     374,400
  Administrative Salaries                          62,400      93,600     124,800
  Insurance                                        22,000      33,000      44,000
  Utilities                                        18,000      27,000      36,000
  Office supplies and expense                      30,000      45,000      60,000
  Telephone                                        30,000      45,000      60,000
  Outside Consultants                              50,000      75,000     125,000
  Accounting and legal                             75,000     112,500     135,000
  Other                                            20,000     254,000     299,000
                                               ----------------------------------
      Total Costs and Expenses                    481,400   1,059,500   1,258,200
                                               ----------------------------------

Income Before Taxes                               111,600   4,108,183   4,560,754
                                               ==================================

(1) All Debtor Notes elected to convert to securities of the Reorganized Debtor on August 5, 1996 (Effective Date of the Plan).
(2) Atlantic Pacific Trust anticipates cash distributions to holders of Units of Beneficial Interests ("UBI's") as the gold mining operations are developed. Effective August 5, 1996, XPLORER held about 1,005,000 UBI's in Atlantic Pacific Trust.

This Proforma Statement of Income represent an estimate of future events that may or may not occur. Therefore, there can be no assurances that the distributions from Atlantic Pacific Trust will be made or that the results reflected herein will be realized.

This Proforma Statement of Income only presents what management of XPLORER believes may result if the future events do occur.

ITEM 7.     FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)    EXHIBITS:
               2.1 Disclosure Statement For Debtor's Third Amended Plan of Reorganization

               2.2     Order Confirming Debtor's Third Amended Plan of
                       Reorganization

               2.3     Restated Articles of Incorporation

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